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                                                                    EXHIBIT 99.1


                                                           [EMCORE LOGO OMITTED]


PRESS RELEASE

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EMCORE CORPORATION ANNOUNCES SUBMISSION OF A REGISTRATION STATEMENT FOR A
PROPOSED EXCHANGE OFFER WITH THE HOLDERS OF ITS 5% CONVERTIBLE SUBORDINATED NOTES DUE MAY 2006

SOMERSET, New Jersey, December 26, 2003 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor products for the rapidly expanding broadband and wireless communications markets and the solid state lighting industry, today announced that after the close of the market on December 24, 2003 it submitted a registration statement with the Securities and Exchange Commission relating to a proposed exchange offer involving holders of its currently outstanding 5% Convertible Subordinated Notes due May 2006 ("existing notes"). In the proposed exchange offer for up to all of the $161,750,000 principal amount of its existing notes, EMCORE would offer up to $88,962,500 principal amount of its new 5% Convertible Senior Subordinated Notes due May 15, 2011 ("new notes") and $56,612,500 payable in its common stock, up to a maximum of 10,542,365 shares. For each $1,000 principal amount of existing notes that is tendered, holders will receive $550 principal amount of new notes and $350 payable in EMCORE common stock if EMCORE's stock price is greater than $5.37 per share. If EMCORE's stock price is at or below $5.37 per share, holders will receive 65.18 shares of EMCORE common stock. The new notes will be convertible into shares of EMCORE common stock at any time prior to maturity at a conversion price equal to $8.06 per share. In no event will the total of the number of shares underlying the new notes and the number of shares issued in the exchange offer exceed 21,579,896 shares of EMCORE common stock upon full conversion of the new notes.

If consummated, the exchange offer will allow the Company to reduce its outstanding indebtedness by up to $72,787,500 and reduce its interest expense through May 15, 2006 by up to $3,639,375 per year. The new notes will be senior in ranking to the existing notes.

CIBC World Markets is serving as the dealer manager for the exchange offer. A registration statement relating to the new notes and the shares of common stock proposed to be issued in the exchange offer has been submitted to the Securities and Exchange

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Commission but has not yet become effective. These securities may not be exchanged or sold, nor may offers to exchange or offers to buy them be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to buy, the securities, nor shall there be any offer, exchange, solicitation or sale of any securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

At the time the exchange offer is commenced, EMCORE will file a Tender Offer and Registration Statement with the Securities and Exchange Commission. The Tender Offer and Registration Statement (including the prospectus attached as an exhibit thereto, a related letter of transmittal and other offer documents) will contain important information that should be read carefully before any decision is made with respect to the exchange offer. The prospectus, the related letter of transmittal and certain other offer documents will be made available to all holders of the existing notes at no expense to them. The Tender Offer and Registration Statement (including the prospectus, the related letter of transmittal and all other offer documents filed with the Securities and Exchange Commission) will also be available for free at the Securities and Exchange Commission's website at www.sec.gov.


ABOUT EMCORE:

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the rapidly expanding broadband and wireless communications markets and the solid-state lighting industry. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing communications market. EMCORE's solutions include: optical components for fiber-to-the-curb/home/business, cable television, and high speed data and telecommunications; solar cells, solar panels and fiber optic satellite links for global satellite communications; and electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones. Through its participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation LED technology for use in the general illumination market. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that all forward-looking statements regarding EMCORE, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with the proposed exchange offer, including the possibility that the proposed exchange offer may not be consummated; risks related to the issuance of common stock in the exchange offer, including dilution to existing shareholders and volatility in our stock price; risks relating to EMCORE's indebtedness; risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the compound semiconductor industry specifically; risks relating to reduced revenues resulting from the TurboDisc sale; risks to continuing operations arising from the separation of the TurboDisc operations from the Company; risks that EMCORE's restructuring and realignment efforts may not be successful in achieving their expected benefits, may be insufficient to align EMCORE's operations with customer demand and the changes affecting our industry, or may be more costly than currently anticipated; risks related to intellectual

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property rights and litigation; risks in technology development and commercialization; and other risks detailed in EMCORE's filings with the Securities and Exchange Commission.








CONTACT:

Tom Werthan
Chief Financial Officer
EMCORE Corporation
(732) 271-9090
info@emcore.com

Victor Allgeier
TTC Group
(212) 227-0997
info@ttcominc.com